Exhibit 5.1

[Letterhead of Snell & Wilmer L.L.P.]

August 6, 2018

Turtle Beach Corporation

11011 Via Frontera, Suite A/B

San Diego, California 92127

Re:	Registration Statement on Form S-3

Ladies	and Gentlemen:

We have acted as counsel to Turtle Beach Corporation, a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration and the proposed issuance and sale by the Company from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), together or separately, of up to $100,000,000 in the aggregate of (i) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (“Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (“Warrants”), (iv) the Company’s debt securities the terms of which are to be set forth in an Indenture, as defined below (“Debt Securities”), (v) units comprised of any combination of Common Stock, Preferred Stock, Warrants, or Debt Securities (“Units”), and (vi) rights to purchase Common Stock, Preferred Stock, Debt Securities or Units (“Subscription Rights” and collectively, (i) through (vi), the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase agreement, underwriting agreement, subscription agreement, placement agent agreement or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued under an indenture (the “Indenture”) between the Company and a financial institution, as trustee (the “Trustee”), a form of which is included as Exhibit 4.9 to the Registration Statement (the “Base Indenture”). The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

In rendering the opinions stated herein, we have examined and relied upon the following:

(A)	the Registration Statement;

(B)	the Prospectus;

(C)	copies of the governing charter documents of the Company, as certified by the Secretary of State of the State of Nevada as of a recent date;

(D)	a copy of the bylaws of the Company, as certified by an officer of the Company;

(E)	a specimen certificate representing the Common Stock;

(F)	the Base Indenture;

(G)	a copy of the resolutions of the Board of Directors of the Company, relating to the registration of the Securities and related matters, as certified by an officer of the Company; and

(H)	such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement; (vii) that a definitive purchase agreement, underwriting agreement, subscription agreement, placement agent agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) that there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied, without independent investigation or inquiry, on representations and statements of the officers and other representatives of the Company.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to shares of the Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including the Securities underlying the Units) and related matters; and (b) the Units (and the Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Debt Securities, when: (a) the Trustee is qualified to act as Trustee under the Indenture, and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary action to approve the issuance and terms of such Debt Securities and related matters; (f) the terms and conditions of such Debt Securities have been duly established in accordance with the terms and conditions of the Indenture; and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, placement agent or similar agreement approved by the Board, or upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

6. With respect to the Subscription Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Subscription Rights (including the Securities underlying the Subscription Rights) and related matters; and (b) the Subscription Rights (and the Securities underlying the Subscription Rights) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, placement agency or similar agreement duly authorized, executed and delivered in accordance with the terms thereof, then such Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) any waiver of stay, extension or usury laws or of unknown future rights; and

(e) any purported fraudulent transfer “savings” clause.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Nevada.

You have informed us that the Securities may be issued and/or sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to the issuance or sale of the shares of Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such shares of Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.